FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	VP, Corporate Communications and IR
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone: 617-301-7100	617-301-7099
Fax: 617-301-7010	617-301-7010
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX ADDS SALLY W. CRAWFORD AND W. JAMES O’SHEA TO ITS BOARD

Cambridge, MA, June 4, 2007 - CombinatoRx, Incorporated (NASDAQ: CRXX), today announced that Sally W. Crawford and W. James O’Shea have joined the CombinatoRx Board of Directors. Ms. Crawford is the former COO of Healthsource, Inc. a managed care organization. Mr. O’ Shea is the former President and COO of Sepracor Inc., a leading specialty pharmaceutical company.

“Jim O’Shea and Sally Crawford bring extensive operational and commercial expertise in the healthcare industry to the CombinatoRx board. We welcome them and look forward to their strategic contributions as CombinatoRx continues to develop as a company,” commented Alexis Borisy, President and CEO of CombinatoRx.

W. James O’Shea currently serves as Vice Chairman at Sepracor Inc. From October 1999 to March 2007 Mr. O’Shea was President and Chief Operating Officer at Sepracor where he was responsible for successfully building that organization’s commercial infrastructure. Prior to Sepracor, Mr. O'Shea was Senior Vice President of Sales and Marketing and Medical Affairs for Zeneca Pharmaceuticals, a business unit of Zeneca Inc. While at Zeneca, he also held several management positions of increasing responsibility in international sales and marketing in the U.S. and U.K. Mr. O'Shea is an Executive Board member and past Chairman of the National Pharmaceutical Council and is also a Board member of CollaGenex Pharmaceuticals, Inc. and Surface Logix, Inc. Mr. O'Shea is a graduate of Liverpool Lord Byron University. He received an Honors Degree in Applied Physics from the Institute of Physics.

Sally W. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire from its founding in April 1985 until January 1997. During her tenure at Healthsource, Inc., Ms. Crawford led development of the company’s operating systems and marketing strategies and supported strategic alliances with physicians, hospitals, insurers and other healthcare companies. Since January 1997, Ms. Crawford has been a health care consultant in New Hampshire. Ms. Crawford serves on the board of directors for Cytyc Corporation, Exact Sciences Corporation and Chittenden Corporation. Ms. Crawford earned a BA in English from Smith College and an MS in Communication from Boston University.

About CombinatoRx

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals and has a broad product portfolio in phase 2 clinical development. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action striking at the biological complexities of human disease. The lead programs in the CombinatoRx portfolio are advancing into later stage clinical trials based on the strength of multiple positive phase 2a results. This portfolio is internally generated from the CombinatoRx

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

proprietary drug discovery technology which provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx please visit www.combinatorx.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its strategic development, its product candidates and their clinical potential, its plans for clinical and formulation development of its product candidates, its business plans and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company's ability to initiate and successfully complete clinical trials of its product candidates, the Company's ability to develop a modified release formulation of CRx-102, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2007 CombinatoRx, Incorporated. All rights reserved.

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245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com